EX-99.28(h)(iii)

FORM OF LETTER AMENDMENT

[October 28, 2013]

DST Systems, Inc.
1055 Broadway, 7th Floor
Kansas City, MO 64105
Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Global Fund, Inc. (the “Company”), party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. (“DST”) dated April 30, 2010 (as amended March 15, 2011) (the “Agreement”), hereby requests an amendment to Schedule A of the Agreement.

This letter is to notify DST of the following changes within the Lord Abbett Family of Funds:

(1)	Effective July 24, 2013, the Company’s officers executed Articles Supplementary to the Articles of Incorporation to reflect the addition of Lord Abbett Emerging Markets Corporate Debt Fund (the “Fund”) as a series of the Company; and

(2)	It is the Lord Abbett Family of Funds’ desire to have DST render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Fund under the terms of the Agreement; therefore, we request that DST agree, in writing, to provide such services to the Fund thereby making the Fund a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the changes in the Lord Abbett Family of Funds.

Accordingly, we appreciate your prompt attention to this matter. Please indicate DST’s acceptance by signing below.

On Behalf of:

Lord Abbett Global Fund, Inc.

By:
Lawrence H. Kaplan
Vice President and Secretary
Accepted:

Thomas J. Schmidt, Vice President – Full Service
DST Systems, Inc.

Enclosures

FORM OF SCHEDULE A (amended as of [October 28, 2013])1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 (as amended March 15, 2011) by and between DST Systems, Inc. and the Lord Abbett Family of Funds, as amended. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Global Allocation Fund

Lord Abbett Investment Trust

Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

1           As amended to reflect: (1) effective July 19, 2013, the Reorganization of Lord Abbett Small Cap Blend Fund into Lord Abbett Value Opportunities Fund, a series of Lord Abbett Securities Trust; and (2) effective [October 28, 2013], the addition of Lord Abbett Emerging Markets Corporate Debt Fund as a series of Lord Abbett Global Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.